Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:

Haley Jones
+1.414.906.6804
haley.jones@manpowergroup.com

ManpowerGroup Reports 3rd Quarter 2025 Results

•
Revenues of $4.6 billion (2% as reported, -2% constant currency (CC), 1% organic CC)
•
Ongoing stabilization across North America and Europe while Latin America and Asia Pacific continued to experience good demand during the quarter
•
Compared to the previous quarter, year over year revenue growth in Manpower increased and the rate of revenue decline in Experis also improved. Talent Solutions experienced a revenue decline during the quarter on lower RPO activity from select client programs and lower outplacement activity
•
The gross profit margin of 16.6% reflects lower permanent recruitment activity, lower outplacement, and a business mix shift driven by enterprise clients
•
SG&A declined year over year with additional restructuring actions taken in the quarter

MILWAUKEE, October 16, 2025 – ManpowerGroup (NYSE: MAN) today reported net earnings of $0.38 per diluted share for the three months ended September 30, 2025 compared to net earnings of $0.47 per diluted share in the prior year period. Net earnings in the quarter were $18.0 million compared to net earnings of $22.8 million a year earlier. Revenues for the third quarter were $4.6 billion, a 2% increase from the prior year period.

The current year quarter included restructuring costs and Argentina hyperinflationary related non-cash currency translation losses which reduced earnings per share by $0.45 in the third quarter. Excluding these charges, earnings per share was $0.83 per diluted share in the quarter representing a decrease of 39% in constant currency.1

Financial results in the quarter were also impacted by the U.S. dollar relative to foreign currencies compared to the prior year period. On a constant currency basis, revenues decreased 2% compared to the prior year period and on an organic constant currency basis, revenues increased 1% compared to the prior year period.

[1] The prior year period included various adjustments which reduced earnings per share by $0.82 which are also excluded when determining the year over year adjusted trend.

Jonas Prising, ManpowerGroup Chair & CEO, said “After 11 consecutive quarters of organic constant currency revenue declines, we crossed back over to growth during the third quarter. The stabilization of demand in recent quarters in North America and Europe, despite ongoing tariff uncertainty, has been a key factor in the revenue trend improvement. Currently our entire organization has a relentless focus on two main outcomes - Winning In The Market to increase our market share and the acceleration of initiatives to remove structural costs from the organization to drive a more efficient ManpowerGroup for the future. We are pleased with our progress in both and confident in our ability to deliver long-term value to all of our stakeholders.

“We anticipate diluted earnings per share in the fourth quarter will be between $0.78 and $0.88, which includes an estimated favorable currency impact of 8 cents and a 46.5% effective tax rate.”

Net losses for the nine months ended September 30, 2025 were $43.5 million, or net losses of $0.93 per basic share compared to net earnings of $122.6 million, or net earnings of $2.53 per diluted share in the prior year, respectively. The current year-to-date period included restructuring costs, net losses from the sale of businesses, which will operate as franchises going forward, a non-cash goodwill and intangible asset impairment charge, and Argentina hyperinflationary related non-cash currency translation losses which reduced earnings per share by $2.98. Excluding the net impact of these charges, earnings per share for the nine-month period was $2.05 per diluted share representing a decrease of 44%2 in constant currency. Revenues for the nine-month period were $13.2 billion, representing a decrease of 2% compared to the prior year or a decrease of 3% in constant currency.

In conjunction with its third quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on October 16, 2025 at 7:30 a.m. central time (8:30 a.m. eastern time). Prepared remarks for the conference call, webcast details, presentation and recordings are included within the Investor Relations section of manpowergroup.com.

Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/.

[2] The prior year period included restructuring costs, losses related to the Proservia Germany business, and Argentina hyperinflationary related non-cash currency translation losses which reduced earnings per share by $1.00 which are also excluded when determining the year over year trend.

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing, and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower, Experis, and Talent Solutions – creates substantially more value for candidates and clients across more than 70 countries and territories and has done so for more than 75 years. We are recognized consistently for our diversity – as a best place to work for Women, Inclusion, Equality, and Disability, and in 2025 ManpowerGroup was named one of the World's Most Ethical Companies for the 16th time – all confirming our position as the brand of choice for in-demand talent. For more information, visit www.manpowergroup.com.

Forward-Looking Statements

This press release contains statements, including statements regarding global economic and geopolitical uncertainty, trends in labor demand and the future strengthening of such demand, financial outlook, the outlook for our business in regions in which we operate as well as key countries within those regions, and the Company’s strategic initiatives and technology investments, including our ability to increase market share and the acceleration of transformation initiatives to remove structural costs from the organization to drive efficiencies, and the positioning of future growth for our brands that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors. These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2024, which information is incorporated herein by reference.

The Company assumes no obligation to update or revise any forward-looking statements. We reference certain non-GAAP financial measures, which we believe provide useful information for investors. We include a reconciliation of these measures, where appropriate, to GAAP on the Investor Relations section of our website at manpowergroup.com.

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Three Months Ended September 30
			% Variance
			Amount	Constant
	2025	2024	Reported	Currency
	(Unaudited)
Revenues from services (a)	$4,634.4	$4,530.2	2.3%	-1.5%
Cost of services	3,865.5	3,748.1	3.1%	-0.8%
Gross profit	768.9	782.1	-1.7%	-5.0%
Selling and administrative expenses	702.3	711.3	-1.3%	-5.1%
Operating profit	66.6	70.8	-6.1%	-3.5%
Interest and other expenses, net	13.7	11.6	17.4%
Earnings before income taxes	52.9	59.2	-10.6%	-11.5%
Provision for income taxes	34.9	36.4	-4.2%
Net earnings	$18.0	$22.8	-20.9%	-21.7%
Net earnings per share - basic	$0.39	$0.48	-19.1%
Net earnings per share - diluted	$0.38	$0.47	-18.8%	-19.6%
Weighted average shares - basic	46.5	47.6	-2.3%
Weighted average shares - diluted	46.9	48.1	-2.6%

(a)
Revenues from services include fees received from our franchise offices of $4.3 million and $3.3 million for the three months ended September 30, 2025 and 2024, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $300.3 million and $282.5 million for the three months ended September 30, 2025 and 2024, respectively.

ManpowerGroup

Operating Unit Results

(In millions)

	Three Months Ended September 30
			% Variance
			Amount	Constant
	2025	2024 (a)	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (b)	$690.8	$697.4	-0.9%	-0.9%
Other Americas	407.9	353.1	15.5%	18.3%
	1,098.7	1,050.5	4.6%	5.5%
Southern Europe:
France	1,173.5	1,156.8	1.4%	-4.7%
Italy	462.5	419.1	10.3%	3.7%
Other Southern Europe	569.5	519.7	9.6%	2.2%
	2,205.5	2,095.6	5.2%	-1.3%
Northern Europe	816.8	828.3	-1.4%	-6.7%
APME	520.5	562.8	-7.5%	-8.0%
	4,641.5	4,537.2
Intercompany Eliminations	(7.1)	(7.0)
	$4,634.4	$4,530.2	2.3%	-1.5%
Operating Unit Profit (Loss):
Americas:
United States	$20.6	$22.3	-7.6%	-7.6%
Other Americas	17.3	13.8	25.4%	24.7%
	37.9	36.1	5.1%	4.8%
Southern Europe:
France	30.6	41.2	-25.6%	-30.2%
Italy	26.6	27.4	-2.8%	-8.7%
Other Southern Europe	8.4	7.2	15.1%	6.8%
	65.6	75.8	-13.4%	-18.9%
Northern Europe	(14.9)	(25.7)	42.3%	72.3%
APME	26.8	23.0	15.9%	11.4%
	115.4	109.2
Corporate expenses	(40.9)	(30.2)
Intangible asset amortization expense	(7.9)	(8.2)
Operating profit	66.6	70.8	-6.1%	-3.5%
Interest and other expenses, net (c)	(13.7)	(11.6)
Earnings before income taxes	$52.9	$59.2

(a)
Effective January 1, 2025, our segment reporting was realigned to include our Morocco business within Other Southern Europe. Accordingly, France is now adjusted to exclude Morocco. All previously reported results have been recast to conform to the current year presentation.
(b)
In the United States, revenues from services include fees received from our franchise offices of $2.7 million and $2.5 million for the three months ended September 30, 2025 and 2024, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $83.5 million and $91.2 million for the three months ended September 30, 2025 and 2024, respectively.
(c)
The components of interest and other expenses, net were:

	2025	2024
Interest expense	$24.0	$24.6
Interest income	(6.9)	(7.7)
Foreign exchange loss	2.4	1.0
Miscellaneous income, net	(5.8)	(6.3)
	$13.7	$11.6

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2025	2024	Reported	Currency
	(Unaudited)
Revenues from services (a)	$13,244.0	$13,454.2	-1.6%	-3.2%
Cost of services	11,013.1	11,122.5	-1.0%	-2.7%
Gross profit	2,230.9	2,331.7	-4.3%	-5.7%
Selling and administrative expenses, excluding impairment charges	2,072.7	2,093.9	-1.0%	-2.2%
Impairment charges (b)	88.7	—	N/A	N/A
Selling and administrative expenses	2,161.4	2,093.9	3.2%	1.7%
Operating profit	69.5	237.8	-70.8%	-70.0%
Interest and other expenses, net	41.7	28.7	45.0%
Earnings before income taxes	27.8	209.1	-86.7%	-85.5%
Provision for income taxes	71.3	86.5	-17.6%
Net (loss) earnings	$(43.5)	$122.6	-135.5%	-138.6%
Net (loss) earnings per share - basic	$(0.93)	$2.56	-136.5%
Net (loss) earnings per share - diluted	$(0.93)	$2.53	-136.9%	-140.1%
Weighted average shares - basic	46.6	47.9	-2.8%
Weighted average shares - diluted	46.6	48.5	-3.9%
(a)
Revenues from services include fees received from our franchise offices of $12.5 million and $10.6 million for the nine months ended September 30, 2025 and 2024, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $1,147.4 million and $847.4 million for the nine months ended September 30, 2025 and 2024, respectively.
(b)
Impairment charges for the nine months ended September 30, 2025 consist of a goodwill impairment related to our investments in Switzerland and the United Kingdom and an impairment of an indefinite lived intangible asset in our Switzerland business.

ManpowerGroup

Operating Unit Results

(In millions)

	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2025	2024 (a)	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (b)	$2,053.7	$2,074.8	-1.0%	-1.0%
Other Americas	1,161.7	1,076.5	7.9%	14.4%
	3,215.4	3,151.3	2.0%	4.2%
Southern Europe:
France	3,288.5	3,420.2	-3.9%	-6.8%
Italy	1,336.2	1,258.3	6.2%	3.0%
Other Southern Europe	1,564.1	1,496.4	4.5%	0.8%
	6,188.8	6,174.9	0.2%	-2.9%
Northern Europe	2,342.0	2,535.9	-7.6%	-10.5%
APME	1,522.2	1,639.3	-7.1%	-8.4%
	13,268.4	13,501.4
Intercompany Eliminations	(24.4)	(47.2)
	13,244.0	13,454.2	-1.6%	-3.2%
Operating Unit Profit (Loss):
Americas:
United States	$51.6	$61.7	-16.4%	-16.4%
Other Americas	47.9	45.6	5.1%	9.2%
	99.5	107.3	-7.2%	-5.5%
Southern Europe:
France	83.9	113.7	-26.2%	-28.9%
Italy	83.0	88.8	-6.5%	-9.4%
Other Southern Europe	22.2	26.4	-16.0%	-19.4%
	189.1	228.9	-17.4%	-20.2%
Northern Europe	(42.2)	(28.1)	-50.2%	-44.4%
APME	73.2	67.9	7.5%	4.4%
	319.6	376.0
Corporate expenses	(137.1)	(113.6)
Impairment charges (c)	(88.7)	—
Intangible asset amortization expense	(24.3)	(24.6)
Operating profit	69.5	237.8	-70.8%	-70.0%
Interest and other expenses, net (d)	(41.7)	(28.7)
Earnings before income taxes	$27.8	$209.1

(a)
Effective January 1, 2025, our segment reporting was realigned to include our Morocco business within Other Southern Europe. Accordingly, France is now adjusted to exclude Morocco. All previously reported results have been recast to conform to the current year presentation.
(b)
In the United States, revenues from services include fees received from our franchise offices of $7.5 million and $8.1 million for the nine months ended September 30, 2025 and 2024, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $247.5 million and $278.4 million for the nine months ended September 30, 2025 and 2024, respectively.
(c)
Impairment charges for the nine months ended September 30, 2025 consist of a goodwill impairment related to our investments in Switzerland and the United Kingdom and an impairment of an indefinite lived intangible asset in our Switzerland business.
(d)
The components of interest and other expenses, net were:

	2025	2024
Interest expense	$72.5	$67.0
Interest income	(22.0)	(24.4)
Foreign exchange loss	4.6	5.2
Miscellaneous income, net	(13.4)	(19.1)
	$41.7	$28.7

ManpowerGroup

Consolidated Balance Sheets

(In millions)

	September 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$274.6	$509.4
Accounts receivable, net	4,632.3	4,297.2
Prepaid expenses and other assets	194.0	163.7
Total current assets	5,100.9	4,970.3
Other assets:
Goodwill	1,543.9	1,563.4
Intangible assets, net	437.0	486.1
Operating lease right-of-use assets	402.4	361.3
Other assets	837.8	701.5
Total other assets	3,221.1	3,112.3
Property and equipment:
Land, buildings, leasehold improvements and equipment	543.2	488.2
Less: accumulated depreciation and amortization	418.3	369.8
Net property and equipment	124.9	118.4
Total assets	$8,446.9	$8,201.0
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,577.5	$2,612.9
Employee compensation payable	238.2	241.1
Accrued payroll taxes and insurance	629.2	615.2
Accrued liabilities	427.9	475.1
Value added taxes payable	396.4	370.8
Short-term operating lease liability	106.9	98.6
Short-term borrowings and current maturities of long-term debt	747.8	23.4
Total current liabilities	5,123.9	4,437.1
Other liabilities:
Long-term debt	468.3	929.4
Long-term operating lease liability	314.1	279.0
Other long-term liabilities	529.2	428.6
Total other liabilities	1,311.6	1,637.0
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,565.5	3,546.1
Retained earnings	3,735.5	3,812.3
Accumulated other comprehensive loss	(457.1)	(443.0)
Treasury stock, at cost	(4,834.3)	(4,791.4)
Total ManpowerGroup shareholders' equity	2,010.8	2,125.2
Noncontrolling interests	0.6	1.7
Total shareholders' equity	2,011.4	2,126.9
Total liabilities and shareholders' equity	$8,446.9	$8,201.0

ManpowerGroup

Consolidated Statements of Cash Flows

(In millions)

	Nine Months Ended
	September 30,
	2025	2024
	(Unaudited)
Cash Flows from Operating Activities:
Net (loss) earnings	$(43.5)	$122.6
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	65.5	64.8
Loss on sales of subsidiaries, net	6.2	—
Non-cash impairment of goodwill and other intangible assets	88.7	—
Deferred income taxes	(16.1)	2.0
Provision for expected credit losses	4.3	6.0
Share-based compensation	20.2	22.0
Changes in operating assets and liabilities:
Accounts receivable	(8.8)	237.8
Other assets	(95.4)	(108.7)
Accounts payable	(182.9)	(103.4)
Other liabilities	(121.2)	(181.5)
Net cash (used in) provided by operating activities	(283.0)	61.6
Cash Flows from Investing Activities:
Capital expenditures	(46.4)	(39.8)
Acquisition of business, net of cash acquired	(1.0)	(4.9)
Impact to cash resulting from sales of subsidiaries	(2.1)	—
Proceeds from the sale of property and equipment	0.8	2.8
Net cash used in investing activities	(48.7)	(41.9)
Cash Flows from Financing Activities:
Net change in short-term borrowings	65.7	13.9
Net proceeds from revolving debt facility	73.0	—
Proceeds from long-term debt	0.2	0.6
Repayments of long-term debt	(0.6)	(1.2)
Payments of contingent consideration for acquisition	(1.3)	(2.8)
Proceeds from share-based awards	—	0.8
Payments to noncontrolling interests	—	(0.2)
Other share-based award transactions	(6.0)	(10.4)
Repurchases of common stock and excise tax	(38.2)	(106.0)
Dividends paid	(33.3)	(73.5)
Net cash provided by (used in) financing activities	59.5	(178.8)
Effect of exchange rate changes on cash	37.4	(11.3)
Change in cash and cash equivalents	(234.8)	(170.4)
Cash and cash equivalents, beginning of period	509.4	581.3
Cash and cash equivalents, end of period	$274.6	$410.9